LOS ANGELES CAPITAL MANAGEMENT
                            AND EQUITY RESEARCH, INC.

                                 CODE OF ETHICS
                               ("CODE OF ETHICS")

A.       PREAMBLE

         This Code of Ethics is being adopted in compliance with the requirements of Rule 17j-1 (the "Rule") adopted by the United States Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "Act") to effectuate the purposes and objectives of that Rule. The Rule makes it unlawful for certain persons, in connection with the purchase or sale by such person of A SECURITY HELD OR TO BE ACQUIRED1 BY AN INVESTMENT COMPANY TO WHICH LOS ANGELES CAPITAL MANAGEMENT (THE "COMPANY") IS AN INVESTMENT ADVISER (AN "INVESTMENT ADVISORY CLIENT"):

     1. To employ a device, scheme or artifice to defraud an Investment Advisory Client;

     2. To make to an Investment Advisory Client any untrue statement of a material fact or omit to state to an Investment Advisory Client a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

     3. To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon an Investment Advisory Client; or

     4. To engage in a manipulative practice with respect to an Investment Advisory Client.


     The Rule also requires that every investment adviser to an investment company adopt, and the Board of Directors of each of its client investment companies approve, a written code of ethics containing provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard, and use reasonable diligence and institute procedures reasonably necessary, to prevent violations of the Code.

     This Code of Ethics is adopted by the Board of Directors of the Company in compliance with the Rule. This Code of Ethics is based upon the principle that the directors and officers of the Company, and certain affiliated persons of the Company, owe a fiduciary duty to, among others, its Investment Advisory Clients to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of its Investment Advisory Clients; (ii) taking inappropriate advantage of their position with the Company; and (iii) any actual or potential conflicts of interest or any abuse of their position of

------------------------
1 A security is deemed to be "held or to be acquired" if within the most recent fifteen (15) days it (i) is or has been held by the Investment Advisory Client, or (ii) is being or has been considered for purchase by the Investment Advisory Client.

trust and responsibility. This fiduciary duty includes the duty of the Company to report violations of this Code of Ethics to the Compliance Officer of the affected Investment Advisory Client(s).

B.       DEFINITIONS

          1.   "ACCESS PERSON" means:

               (i) any director, officer or employee of the Company or any affiliate of the Company whose job regularly involves such person in the investment process on behalf of an Investment Advisory Client. This includes the formulation and making of investment recommendations and decisions for an Investment Advisory Client, the purchase and sale of securities for an Investment Advisory Client and the utilization of information about an Investment Advisory Client's investment recommendations, decisions and trades; and

               (ii) any natural person who controls the Company or any affiliate of the Company, and who obtains information regarding the Company's investment recommendations or decisions with respect to any of its Investment Advisory Clients. However, a person whose control arises only as a result of his official position with such entity is excluded from this item (ii).

          2. A security is "BEING CONSIDERED FOR PURCHASE OR SALE" or is "BEING PURCHASED OR SOLD" when a recommendation to purchase or sell the security has been made and communicated, which includes when an Investment Advisory Client has a pending "buy" or "sell" order with respect to a security, and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation. "Purchase or sale of a security" includes the writing of an option to purchase or sell a security.

          3. "BENEFICIAL OWNERSHIP" shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of, Section 16 of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in the name of his or her spouse or minor children living in his or her household.

          4.   "CONTROL"  shall  have the  same  meaning  as that  set  forth in
               Section 2(a)(9) of the Act.

          5.   "COVERED PERSON" means:

               (i) an Access Person; and

               (i) any director, officer, general partner or person performing a similar function for the Company even if he has no knowledge of and is not involved in the investment process.

          6. "SECURITY" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality debt instruments with a maturity of 30 days or less, and shares of registered open-end investment companies.

C.       PROHIBITED TRANSACTIONS

          1.   No COVERED PERSON shall:

               (a) engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1 set forth above;

               (b) purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her ACTUAL KNOWLEDGE at the time of such purchase or sale:

                    (1) is being considered for purchase or sale by any Investment Advisory Client, or

                    (2) is being purchased or sold by any Investment Advisory Client; or

               (c) disclose to other persons the securities activities engaged in or contemplated for any Investment Advisory Client.

          2.   No ACCESS PERSON SHALL:

               (a) accept any gift or other thing of greater value than $100 from any person or entity that does business with or on behalf of the Company.

               (b) acquire any securities in an initial public offering, in order to preclude any possibility of such person profiting from his or her positions with the Company.

               (c) purchase any securities in a private placement, without prior approval of the Compliance Officer of the Company or other person designated by the Compliance Officer. Any person authorized to purchase securities in a private placement shall disclose that investment when such person plays a part in any subsequent consideration of an investment in the issuer for an Investment Advisory Client. In such circumstances, the Company's decision to purchase or sell securities of the issuer for an Investment Advisory Client shall be subject to independent review by investment personnel with no personal interest in the issuer.

               (d) serve on the board of directors of any publicly traded company without prior authorization of the President or other duly authorized officer of the Company. Any such authorization shall be based upon a determination that the board service would not be inconsistent with the interests of the Company and its shareholders and shall be subject to the implementation of appropriate "Chinese Wall" or other procedures to isolate such investment personnel from the investment personnel making decisions about trading in that company's securities.

D.   EXEMPTED TRANSACTIONS

     The prohibitions of Subparagraphs C.1.(b) shall not apply to:

     1. purchases or sales effected in any account over which the Access Person or Covered Person, as applicable, has no direct or indirect influence or control;

     2. purchases or sales which are non-volitional on the part of either the Access Person, Covered Person or the Company, as applicable;

     3.   purchases which are part of an automatic dividend reinvestment plan;

     4. purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

     5. purchases or sales of securities which are not eligible for purchase by any Investment Advisory Client and which are not related economically to securities purchased, sold or held by any Investment Advisory Client; and

     6. transactions which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to an Investment Advisory Client and which are otherwise in accordance with Rule 17j-1, such determination to be made by the Compliance Officer of the Company taking into consideration the nature of the security, the amount and nature of transactions by the Company on behalf of its Investment Advisory Clients, the proposed amount and nature of the transactions by the officer, director or employee, the current and normal market activity in the subject security, and such other factors as are relevant to such determinations, which exemption determination may be made by standing order of the Compliance Officer or on a case-by-case basis as the circumstances require.

E.       COMPLIANCE PROCEDURES

          1. PRE-CLEARANCE. All Access Persons shall receive prior written approval from the Compliance Officer of the Company or other officer designated by the Compliance Officer before purchasing or selling any securities, and any such approval shall be valid for two business days after such approval is given or such shorter time as specified in the written approval. Purchases or sales of securities which are not eligible for purchase or sale by any Investment Advisory Client that serves as the basis of the individual's "Access Person" status shall be entitled to clearance automatically from the Compliance Officer.

          2. DISCLOSURE OF PERSONAL HOLDINGS. All Access Persons shall disclose to the Compliance Officer of the Company all personal securities holdings within 10 days of becoming an Access Person and thereafter no later than each January 30th. Such reports shall be made on the forms attached as Exhibits A (Initial Report) and B (Annual Report) and shall be delivered to the Compliance Officer of the Company.

          3. CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS. Every COVERED PERSON shall certify annually that:

               (a) he or she has read and understand the Code of Ethics and recognize that they are subject thereto;

               (b) he or she has complied with the requirements of the Code of Ethics; and

               (c) he or she has reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics.

               This certification shall be contained in the Annual Report (Exhibit B hereto).

          4.   REPORTING REQUIREMENTS.

               (a) Except as provided in Subparagraph 4.(b) of this Section, every COVERED PERSON shall report to the Compliance Officer of the Company the information described in Subparagraph 4.(c) of this Section with respect to transactions in any security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that a Covered Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control.

               (b) Reports required to be made under this Section 4 shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. Every COVERED PERSON shall be required to submit a report for all periods, including those periods in which no securities transactions were effected. A report shall be made on the form attached hereto as Exhibit C or on any other form containing the following information:

               (1) the date of the transaction, the title and the number of shares, and the principal amount of each security involved;

               (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (3)  the price at which the transaction was effected; and

               (4) the name of the broker, dealer or bank with or through whom the transaction was effected.

               (c) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

               (d) Every Access Person shall direct his or her broker to supply to the Compliance Officer, on a timely basis, duplicate copies of the confirmations of all personal securities transactions and copies of all periodic statements for all securities accounts.

               (e) The Compliance Officer of the Company shall notify each Covered Person that he or she is subject to these reporting requirements, and shall deliver a copy of this Code of Ethics to each such person upon request.

               (g) Reports submitted to the Company pursuant to this Code of Ethics shall be confidential and shall be provided only to the officers, directors, and counsel of the Company and its Investment Company Advisory Clients, or regulatory authorities upon appropriate request.

          5. CONFLICT OF INTEREST. Every Covered Person shall notify the Compliance Officer of the Company of any personal conflict of interest relationship that may involve the Company, such as the existence of any economic relationship between his or her transactions and securities held or to be acquired by any Investment Advisory Client.

F.       REPORTING OF VIOLATIONS TO THE BOARD OF DIRECTORS

          1. The Compliance Officer of the Company shall promptly report to the Company's Board of Directors all apparent violations of this Code of Ethics and the reporting requirements thereunder.

          2. When the Compliance Officer of the Company finds that a transaction otherwise reportable to the Company's Board of Directors under Paragraph (1) of this Section could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-1(a), he may, in his discretion, lodge a written memorandum of such finding and the reasons therefor with the reports made pursuant to this Code of Ethics, in lieu of reporting the transaction to the Company's Board of Directors.

          3. The Board of Directors, or a Committee of Directors created by the Board of Directors for that purpose, shall consider reports made to the Board of Directors hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed.

G.       ANNUAL REPORTING TO THE BOARD OF DIRECTORS

         The Compliance Officer of the Company shall prepare an annual report relating to this Code of Ethics to the Company's Board of Directors and to the board of directors of each Investment Advisory Client. Such annual report shall:

               1.   identify  any  violations  requiring   significant  remedial
                    action during the past year; and

               2. describe any issues arising under the Code of Ethics or procedures since the last annual report and identify any recommended changes in the existing restrictions or procedures based upon the Company's experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

               3. certify that the Company has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

H.       RETENTION OF RECORDS

         This Code of Ethics, a list of all persons required to make reports and review reports hereunder from time to time, as shall be updated by the Compliance Officer of the Company, a copy of each report made by a covered person hereunder, each memorandum made by the Compliance Officer of the Company hereunder and a record of any violation hereof and any action taken as a result of such violation, and all other records required under Rule 17j-1 shall be maintained by the Company as required under Rule 17j-1.

Dated:  January 9, 2002

Exhibit A
                         LOS ANGELES CAPITAL MANAGEMENT
                            AND EQUITY RESEARCH, INC.
                                 CODE OF ETHICS
                                 INITIAL REPORT

To the Compliance Officer:

     1. I hereby acknowledge receipt of a copy of the Code of Ethics for Los Angeles Capital Management (the "Company").

     2. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person."

     3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Company, such as any economic relationship between my transactions and securities held or to be acquired by the Company or any of its portfolios.

     4. As of the date I become an Access Person I had a direct or indirect beneficial ownership in the following securities:

     (NOTE: Do NOT report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper, high quality debt instruments with a maturity of 30 days or less, and shares of registered open-end investment companies.)

-------------------------------- ----------------------------- ----------------------------- -----------------------------
                                      Number of Shares/              Type of Interest
      NAME OF SECURITIES               PRINCIPAL AMOUNT            (DIRECT OR INDIRECT)           BROKER/DEALER/BANK
      ------------------               ----------------            --------------------           ------------------
-------------------------------- ----------------------------- ----------------------------- -----------------------------
-------------------------------- ----------------------------- ----------------------------- -----------------------------

-------------------------------- ----------------------------- ----------------------------- -----------------------------
-------------------------------- ----------------------------- ----------------------------- -----------------------------

-------------------------------- ----------------------------- ----------------------------- -----------------------------
-------------------------------- ----------------------------- ----------------------------- -----------------------------

-------------------------------- ----------------------------- ----------------------------- -----------------------------
-------------------------------- ----------------------------- ----------------------------- -----------------------------

-------------------------------- ----------------------------- ----------------------------- -----------------------------
-------------------------------- ----------------------------- ----------------------------- -----------------------------

-------------------------------- ----------------------------- ----------------------------- -----------------------------

         5. As of the date I become an Access Person I held securities for my direct or indirect benefit with the following brokers, dealers and banks whether or not transactions in such securities are reportable under the Code.

-------------------------------- ----------------------------- ----------------------------- -----------------------------
 Broker/Dealer/Bank              Name & Acct Number                Type of Account           Direct/Indirect Benefit
-------------------------------- ----------------------------- ----------------------------- -----------------------------
-------------------------------- ----------------------------- ----------------------------- -----------------------------

-------------------------------- ----------------------------- ----------------------------- -----------------------------
-------------------------------- ----------------------------- ----------------------------- -----------------------------

-------------------------------- ----------------------------- ----------------------------- -----------------------------
-------------------------------- ----------------------------- ----------------------------- -----------------------------

-------------------------------- ----------------------------- ----------------------------- -----------------------------
-------------------------------- ----------------------------- ----------------------------- -----------------------------

-------------------------------- ----------------------------- ----------------------------- -----------------------------

Date:                                       Signature:
     -------------------------------                  ----------------------------------------------------

                                            Print Name:
                                                       ---------------------------------------------------

                                            Title:
                                                  --------------------------------------------------------

                                            Employer's Name:
                                                            -------------------------------------




Exhibit B
                         LOS ANGELES CAPITAL MANAGEMENT
                            AND EQUITY RESEARCH, INC.
                                  ANNUAL REPORT

All Access Persons must report any securities owned either directly (registered in your name) or indirectly (in a beneficial ownership account) as of each December 30. The reports must be returned to the Compliance Officer by January
30th each year.

Access Person (name):                                 Date of Report:
                      -------------------------------                 ---------------------------

         (NOTE: Do NOT report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper, high quality debt instruments with a maturity of 30 days or less, and shares of registered open-end investment companies.)

---------------------------- ------------------------- ------------------------------------- -----------------------------------
                                NUMBER OF SHARES/
      TITLE OF SECURITY          PRINCIPAL AMOUNT                BROKER/DEALER/BANK               DIRECT/INDIRECT OWNERSHIP
---------------------------- ------------------------- ------------------------------------- -----------------------------------
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Annual Certification

To the Compliance Officer:

         1. I have read and understand the Code of Ethics of Los Angeles Capital
Management and recognize that I am subject thereto in the capacity of an "Access
Person."

         2. I hereby certify that, during the year ended December 31, 20__, I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

                                            Signature:
                                                      ----------------------------------------------------

                                            Print Name:
                                                       ---------------------------------------------------

                                            Date:
                                                 ---------------------------------------------------------




Exhibit C
                                             LOS ANGELES CAPITAL MANAGEMENT
                                               AND EQUITY RESEARCH, INC.

                        Securities Transactions Report For the Calendar Quarter Ended _________

To the Compliance Officer:

         1. During the quarter referred to above, the following transactions were effected in securities in which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by the Company.

================================== =============== =========== =================== =================== ======== ====================
                                                                                   Nature of
                                                                                   Transaction                  Broker/Dealer
                                   Date of         Number      Dollar Amount       (Purchase, Sale,             or Bank through
               Security            Transaction     of Shares   of Transaction      Other)              Price    Whom Effected
---------------------------------- --------------- ----------- ------------------- ------------------- -------- --------------------
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================================== =============== =========== =================== =================== ======== ====================

         This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

         Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Company, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Company or any of its Series.

         NOTE: Do NOT report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper, high quality debt instruments with a maturity of 30 days or less, and shares of registered open-end investment Companies.

         2. During the quarter referred to above, the following are new accounts with all brokers, dealers or banks with which I hold securities whether or not transactions in such securities are reportable under the Code:

     BROKER/DEALER/BANK                                DATE ACCOUNT ESTABLISHED






Date:                                       Signature:
     -------------------------------                  ----------------------------------------------------

                                            Print Name:
                                                       ---------------------------------------------------

                                            Title:
                                                  --------------------------------------------------------

                                            Employer's Name:
                                                            -------------------------------------